EXHIBIT 5.1


                            Tel Aviv, March 31, 2011

ClickSoftware Technologies Ltd.
Azorim Park, Oren Building
94 Em Hamoshavot Road
Petach Tikva, 49527
Israel

RE: Registration on Form S-8

Ladies and Gentlemen:

      We have acted as Israeli counsel to ClickSoftware Technologies Ltd., a company organized under the laws of the State of Israel (the "Company"), in connection with its filing of a registration statement on Form S-8 on or about March 31, 2011 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), relating to the registration of 800,000 of the Company's ordinary shares, par value NIS 0.02 per share (the "Plan Shares"), to be issued under the Company's 2000 Share Option Plan, as amended (the "2000 Plan").

      In our capacity as counsel to the Company, we have examined originals or copies, satisfactory to us, of the Company's (i) Articles of Association, (ii) 2000 Plan and (iii) resolutions of the Company's Board of Directors and shareholders. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies or facsimiles. As to any facts material to such opinion, to the extent that we did not independently establish relevant facts, we have relied on certificates of public officials and certificates of officers or other representatives of the Company. We are admitted to practice law in the State of Israel and the opinion expressed herein is expressly limited to the laws of the State of Israel. In addition, we render no opinion in relation to any representation made or given in the Registration Statement.

      On the basis of the foregoing, we are of the opinion that the Plan Shares being registered pursuant to the Registration Statement, when issued and paid for in accordance with the 2000 Plan and pursuant to agreements with respect to the plans, will be validly issued, fully paid and non-assessable.

      This  opinion  is  furnished  to  you  solely  in   connection   with  the
Registration Statement.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                             Very truly yours,


                                             /s/ Amit, Pollak, Matalon & Co.
                                             Amit, Pollak, Matalon & Co.